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                                                                 EXHIBIT 99.2

CONTACT:
Tim Lynch
Chief Financial Officer
InterMune Pharmaceuticals, Inc.
(650) 409-2028

Burns McClellan
Jonathan M. Nugent (investors)
Justin Jackson (media)
212-213-0006

                     INTERMUNE ANNOUNCES $76 MILLION PRIVATE
                            PLACEMENT OF COMMON STOCK

BURLINGAME, CALIF. -- AUGUST 17, 2000 -- InterMune Pharmaceuticals, Inc. (Nasdaq: ITMN) announced today that it has entered into definitive purchase agreements to sell two million shares of newly issued common stock at a price of $38 per share to selected institutional and private investors. InterMune intends to use the net proceeds to augment its drug development programs, and for acquisitions and general corporate purposes. Prudential Vector Healthcare Group, a unit of Prudential Securities Incorporated, acted as lead placement agent. Lehman Brothers and UBS Warburg LLC acted as co-placement agents.

"We are planning to use these funds to expand our ACTIMMUNE-Registered Trademark- commercialization efforts into Canada and Japan and to augment our drug development pipeline through the acquisition or in-licensing of new programs or products," stated W. Scott Harkonen, M.D., InterMune's President and Chief Executive Officer.

A resale registration statement relating to any future resales of the newly issued shares will be filed with the Securities and Exchange Commission
(SEC). These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State. Any offering of ITMN securities under the resale registration statement will be made only by means of a prospectus.

                                   -more-

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InterMune Pharmaceuticals, Inc. is a biotechnology company dedicated to the development and commercialization of innovative products for the treatment of serious pulmonary, infectious and congenital diseases. InterMune currently markets ACTIMMUNE-Registered Trademark- (Interferon gamma-1b) Injection in the United States for the treatment of chronic granulomatous disease (CGD) and severe, malignant osteopetrosis. For more information about InterMune and ACTIMMUNE-Registered Trademark-, please visit InterMune's web sites at WWW.INTERMUNE.COM and WWW.ACTIMMUNE.COM, or send e-mail to IR@INTERMUNE.COM.

Except for the historical information contained herein, this press release contains certain forward-looking statements that involve risks and uncertainties. All forward-looking statements and other information included in this press release are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. InterMune's actual results could differ materially from those described in InterMune's forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" and the risks and factors discussed in InterMune's Registration Statement on Form S-1 declared effective on March 23, 2000 by the Securities and Exchange Commission (File No. 333-96029) and InterMune's most recent 10-Q filed with the SEC. In sum, these significant risks include, but are not limited to: the success of InterMune's efforts in research, development, commercialization, product acceptance, third-party manufacturing and capital raising; product liability lawsuits; uncertainties associated with: obtaining and enforcing patents important to its business, being an early-stage company and relying on third-party payors' reimbursement policies; the lengthy and expensive regulatory process and competition from other products. Even if InterMune's products appear promising at an early stage of development, they may not reach the market for a number of reasons. Such reasons include, but are not limited to, the possibilities that the potential products will be found ineffective during clinical trials, fail to receive the necessary regulatory approvals, be difficult to manufacture on a large scale, be uneconomical to market or be precluded from commercialization by the proprietary rights of third parties.

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